UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 14, 2008

SourceForge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450
Mountain View, California 94041
(Address of principal executive offices, including zip code)

(650) 694-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(c)          On May 14, 2008, Patricia S. Morris, age 43, returned from her maternity leave of absence and resumed her duties as Senior Vice President, Chief Financial Officer of SourceForge, Inc. (the “Company”). Ms. Morris also resumed her roles as the Company’s Principal Financial Officer and Principal Accounting Officer upon her return.

Prior to her maternity leave of absence, Ms. Morris previously served as the Company’s Senior Vice President and Chief Financial Officer from July 2006 to March 2008. From June 2004 to June 2006, Ms. Morris served as vice president, finance of IGN Entertainment, Inc., an Internet media and services provider focused on the videogame and entertainment enthusiast markets (now a unit of Fox Interactive Media, Inc.). From April 2004 to June 2004, Ms. Morris served as vice president, finance of Liberate Technologies (“Liberate”), a provider of software for digital cable television systems. From December 2003 to April 2004, Ms. Morris also performed consulting services for Liberate. From December 2002 to April 2004, Ms. Morris was chief accounting officer at Sagent Technology, Inc., a business intelligence solutions provider.

There are no family relationships between Ms. Morris and any executive officers, directors, or other employees of the Company. Ms. Morris has no material interests in any transactions or proposed transactions with the Company.

Upon Ms. Morris’s return, Jeffrey Chalmers’s tenure as the Company’s Interim Chief Financial Officer terminated and Mr. Chalmers resumed his role as the Company’s Corporate Controller and immediately stepped down from his position as the Company’s Principal Financial Officer and Principal Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCEFORGE, INC. a Delaware corporation

By:	/s/ Ali Jenab
Ali Jenab President and Chief Executive Officer

Date: May 14, 2008